SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.        )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-12
CROGHAN BANCSHARES, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:	________________________________________________

	(2)	Aggregate number of securities to which transaction applies:	________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): __________________________________________

(4)	Proposed maximum aggregate value of transaction: _________________________________________________________

(5)	Total fee paid: _____________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:	______________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:	______________________________________________________________

(3)	Filing Party:	______________________________________________________________________________________

(4)	Date Filed:	______________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS
NOMINATION OF DIRECTORS
EXECUTIVE OFFICERS
TRANSACTIONS INVOLVING MANAGEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE
NOMINATING COMMITTEE
PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF COMMON SHARES
SHAREHOLDER PROPOSALS
SHAREHOLDER PROPOSAL – ELIMINATION OF THE DIVISION OF DIRECTORS INTO SEPARATE CLASSES
SUPPORTING STATEMENT SUBMITTED BY NATHAN G. DANZIGER
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
SHAREHOLDER PROPOSAL — CHAIRMAN OF THE BOARD
SUPPORTING STATEMENT SUBMITTED BY JARED E. DANZIGER
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
SHAREHOLDER PROPOSAL — PERFORMANCE-BASED COMPENSATION SYSTEM
SUPPORTING STATEMENT SUBMITTED BY SAMUEL R. DANZIGER
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
INFORMATION CONCERNING INDEPENDENT AUDITORS
PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
ANNUAL REPORT ON FORM 10-K
REPORTS TO BE PRESENTED AT THE ANNUAL MEETING
OTHER MATTERS
POLICY FOR NOMINATIONS OF CANDIDATES FOR ELECTION TO THE BOARD OF DIRECTORS
Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Fremont, Ohio
April 3, 2006
To the Shareholders of
Croghan Bancshares, Inc.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the “Annual Meeting”) of Croghan Bancshares, Inc. (the “Company”), will be held at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio 43420, on Tuesday, May 9, 2006, at 1:00 p.m., local time, for the following purposes:
1.	To elect four (4) directors to serve for terms of three (3) years each;

2.	To consider and vote upon the adoption of an amendment to the Articles of Incorporation to increase the authorized number of common shares, par value $12.50 per share, of the Company from 3,000,000 to 6,000,000;

3.	To consider and vote upon a shareholder proposal urging the Board of Directors to take the steps necessary to declassify the Board;

4.	To consider and vote upon a shareholder proposal urging the Board of Directors to adopt a policy to elect an independent Chairman of the Board;

5.	To consider and vote upon a shareholder proposal urging the Board of Directors to establish a performance-based senior executive compensation system; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.
     Shareholders of record at the close of business on March 17, 2006 will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.
     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, regardless of the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

By Order of the Board of Directors,
/s/ Steven C. Futrell

Steven C. Futrell, President/Chief Executive Officer

Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
PROXY STATEMENT
     This Proxy Statement and the accompanying proxy are being mailed to shareholders of Croghan Bancshares, Inc., an Ohio corporation (the “Company”), on or about April 3, 2006, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) called to be held on Tuesday, May 9, 2006, and at any adjournment(s) thereof. The Annual Meeting will be held at 1:00 p.m., local time, at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio.
     The enclosed proxy is solicited by the Board of Directors of the Company. You should mail your completed proxy to ADP Financial Services, Inc. (“ADP”), using the business reply envelope included with these proxy materials. The Board of Directors of the Company has appointed IVS Associates, Inc., an independent voting services company, to serve as Inspector of Election at the Annual Meeting.
     Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by (1) filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy which is received by ADP or the Company prior to the Annual Meeting; or (3) attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.
     Only shareholders of the Company of record at the close of business on March 17, 2006 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 1,828,246 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting requires the presence, in person or by proxy, of a majority of the outstanding common shares.
     Common shares represented by signed proxies that are returned to ADP or the Company will be counted toward the establishment of a quorum on all matters even though they are marked “Abstain,” “Against” or “Withhold Authority.” Broker/dealers who hold their customers’ common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, including the election of directors. However, without specific instructions from the customer who owns such common shares, broker/dealers may not vote such common shares on “non-discretionary” matters, which would include the three shareholder proposals and the proposal to adopt an amendment to the Articles of Incorporation to increase the authorized number of common shares of the Company from 3,000,000 to 6,000,000. Proxies signed and submitted by broker/dealers which have not been voted on certain matters because they have not received specific instructions from their customers are referred to as “broker non-votes.” Although broker non-votes will be counted toward the establishment of a quorum, they will not be counted toward the election of directors or toward the election of individual nominees named in the form of proxy.
     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by approximately 12 officers, directors or employees of the Company and The Croghan Colonial Bank, a wholly-owned subsidiary of the Company (the “Bank”), by further mailing, by telephone or by personal contact. In the event the Company decides to hire a proxy solicitation firm to assist with the solicitation of proxies on behalf of the Board of Directors, the Company estimates that the total fees paid to such firm will be less than $15,000. However, the Company has no present intention of hiring a proxy solicitation firm. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of common shares not beneficially owned by them for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.
     The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2005 (the “2005 fiscal year”), is enclosed herewith.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     As of the Record Date, no person or entity beneficially owned more than five percent (5%) of the outstanding common shares of the Company.
     The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated by the Board of Directors for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table set forth in this Proxy Statement on page 12 and by all current executive officers and directors of the Company as a group:

	Amount and Nature
Name of	of Beneficial	Percent of
Beneficial Owner	Ownership (1)	Class (2)
Michael D. Allen Sr.	2,000	(3)
James E. Bowlus	30,000 (4)	1.6%
Steven C. Futrell	980 (5)	(3)
Claire F. Johansen	2,014	(3)
John P. Keller	13,937	(3)
Stephen A. Kemper	10,359 (6)	(3)
Daniel W. Lease	3,000 (7)	(3)
Allan E. Mehlow	1,430	(3)
J. Terrence Wolfe	30,300 (8)	1.7%
Claude E. Young	19,443 (9)	1.1%
Gary L. Zimmerman	840	(3)

All current executive officers and directors as a group (15 persons)	117,986 (10)	6.5%

(1)	Unless otherwise noted, the beneficial owner is the owner of record and has sole voting and investment power with respect to all of the common shares reflected in the table.

(2)	The percent of class is based upon 1,828,246 common shares outstanding on the Record Date.

(3)	Reflects ownership of less than 1% of the outstanding common shares of the Company.

(4)	Includes 300 shares owned by Mr. Bowlus’ wife, as to which she exercises sole voting and investment power.

(5)	Includes 700 shares owned jointly by Mr. Futrell and his wife, as to which they exercise shared voting and investment power.

(6)	Includes 2,347 shares owned by Mr. Kemper’s wife, as to which she exercises sole voting and investment power.

(7)	Includes 1,900 shares owned jointly by Mr. Lease and his wife, as to which they exercise shared voting and investment power.

(8)	All shares are held in a trust for which Mr. Wolfe and his wife are co-trustees and as to which they exercise shared voting and investment power.

(9)	Includes 8,916 shares owned jointly by Mr. Young and his wife, as to which they exercise shared voting and investment power, and 8,249 shares owned by Mr. Young’s wife, as to which she exercises sole voting and investment power.

(10)	Includes all current executive officers of the Company and all current executive officers of the Bank.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     To the Company’s knowledge, based solely on a review of copies of the reports on Forms 3, 4 and 5 furnished to the Company and written representations from the directors and officers of the Company that no other reports were required during the 2005 fiscal year, the officers and directors of the Company complied with all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
ELECTION OF DIRECTORS
     In accordance with Section 2.02 of the Amended and Restated Code of Regulations of the Company (the “Regulations”), four (4) directors are to be elected at the Annual Meeting for terms of three (3) years each and until their respective successors are elected and qualified. The four Board nominees standing for election as directors of the Company are Michael D. Allen Sr., Claire F. Johansen, Stephen A. Kemper and Claude E. Young.
     It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation FOR the nominees named above who have been designated by the Board of Directors, unless otherwise instructed on the proxy.
     The following table sets forth information concerning each Board nominee for election as a director of the Company. Unless otherwise indicated, each person has held their principal occupation for more than five years.

Director of the
		Position(s) Held with the	Company	Nominee
		Company and the Bank	Continuously	for Term
Name and Business Address	Age	and Principal Occupation(s) (1)	Since (2)	Expiring In

Michael D. Allen Sr. 520 Goodrich Road Bellevue, OH 44811	60	Executive Vice President/General Manager of International Metal Hose Company, a manufacturer of flexible conduit and metal tubing located in Bellevue, Ohio.	2002	2009

			Director of the
		Position(s) Held with the	Company	Nominee
		Company and the Bank	Continuously	for Term
Name and Business Address	Age	and Principal Occupation(s) (1)	Since (2)	Expiring In

Claire F. Johansen 5600 Seneca CR 19 Tiffin, OH 44883	52	Retired. Formerly, President of COOA Holdings Company, a philanthropic organization located in Tiffin, Ohio, and President of Ohio Outdoor Advertising Corp., a billboard advertising company located in Fremont, Ohio, which has since been acquired by Lamar Advertising.	2000	2009

Stephen A. Kemper 403 Monroe Street Bellevue, OH 44811	66	Owner of Kemper Iron and Metal Company, a recycler and scrap processor located in Bellevue, Ohio.	1996	2009

Claude E. Young 420 Monroe Street Bellevue, OH 44811	73	Chairman of the Board of Directors of Progress Plastic Products, Inc., a plastics parts manufacturer with locations in Bellevue and Tiffin, Ohio.	1979	2009

(1)	Additional information pertaining to all directors, including their principal residence address and the number of shares of the Company purchased or sold since January 1, 2004, is included on pages 6 and 7 of this Proxy Statement.

(2)	All directors are members of the Boards of Directors of the Company and the Bank. The Company was organized in 1983. Prior to 1983, all directorships were with the Bank only.
     All nominees have consented to being named in this Proxy Statement and have agreed to serve if elected. While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons would be unavailable or unable to serve if elected to the Board. Under Ohio law and the Regulations, the four (4) nominees receiving the greatest number of votes will be elected as directors.
     The Board of Directors recommends a vote FOR the election of the above nominees.
     The following table sets forth information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held their principal occupation for more than five years.

			Director of the
		Position(s) Held with the	Company	Term
		Company and the Bank	Continuously	Expires
Name and Business Address	Age	and Principal Occupation(s) (1)	Since (2)	In

James E. Bowlus 610 N. Wilson Avenue Fremont, OH 43420	57	President/Treasurer of Fremont Candy & Cigar, Inc., Fremont, Ohio.	2000	2007

Steven C. Futrell 323 Croghan Street Fremont, OH 43420	60	President/Chief Executive Officer of the Company and the Bank since 2001. From 1999 to 2001, served as Vice President of Small Business Lending for KeyBank, Dayton, Ohio.	2001	2008

John P. Keller 416 S. Arch Street Fremont, OH 43420	73	Vice President of Keller-Ochs-Koch Funeral Home, Inc., Fremont, Ohio.	1973	2007

Daniel W. Lease 1000 W. State Street, Suite 1 Fremont, OH 43420	57	President of KL&L, Inc., a refractory construction company, Braddock, Pennsylvania. Vice President since 2001 of Whetstone Technology, LLC, a refractory products manufacturer, Cabot, Pennsylvania. Formerly, the President of Wahl Refractories, Inc., Fremont, Ohio.	1994	2007

Allan E. Mehlow 122 South Wilson Ave. Fremont, OH 43420	51	Chief Financial Officer of The Mosser Group since February 2006. Served as Vice President/Treasurer of the Company from October 2001 to February 2006, and as Senior Vice President/Chief Financial Officer of the Bank from November 2001 to February 2006. Also served as Vice President/Chief Operating Officer of the Bank from 1999 to November 2001, and as Vice President/Chief Financial Officer of the Bank from 1993 to 1999.	2000	2007

J. Terrence Wolfe 1305 McPherson Blvd. Fremont, OH 43420	65	Retired. Formerly, Vice President in charge of the paper converting operation at the Robert F. Wolfe Company, Fremont, Ohio.	1994	2008

Gary L. Zimmerman 1201 Oak Harbor Road Fremont, OH 43420	59	President of Swint-Reineck Hardware, Inc., a retail hardware facility, Fremont, Ohio.	1991	2008

(1)	Additional information pertaining to all directors, including their principal residence address and the number of shares of the Company purchased or sold since January 1, 2004, is included on pages 6 and 7 of this Proxy Statement.

(2)	All directors are members of the Boards of Directors of the Company and the Bank. The Company was organized in 1983. Prior to 1983 all directorships were with the Bank only.
     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.
     The Board of Directors of the Bank met twelve (12) times during 2005. Meetings of the Board of Directors of the Company were held immediately following on eleven (11) of these occasions. Each director attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and meetings of committees on which each such director served, except for Director Claude E. Young who attended 69% of the total number of Board of Directors meetings and meetings of committees on which he served.
     It is the policy of the Board of Directors of the Company to encourage all directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2005 Annual Meeting of Shareholders.
     The Board of Directors provides a process for shareholders to send written communications to the Board or any of the directors. Shareholders should address such written communications to the Board of Directors (or an individual director), c/o Secretary, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420. All written communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.
     The following table sets forth the principal residence address of each director and information regarding purchases and sales of shares of the Company by each such director since January 1, 2004:

Name and		Number of
Principal Residence Address	Date of Sale or Purchase	Shares

Michael D. Allen Sr. 5639 SR 113 Bellevue, OH 44811	Purchase on February 5, 2004 Purchase on May 6, 2005	500 1,000

James E. Bowlus 460 Kingsgate Drive Fremont, OH 43420	Purchase on February 8, 2005 Purchase on February 16, 2005 Purchase on May 9, 2005	241 740 415

Steven C. Futrell 297 Greenbriar Circle Fremont, OH 43420	Purchase on November 29, 2004 Purchase monthly through the Bank’s 401(k) plan	100 163

Claire F. Johansen 5600 Seneca CR 19 Tiffin, OH 44883	Purchase on February 4, 2005	272

John P. Keller 1505 McPherson Blvd. Fremont, OH 43420	No transactions	N/A

Name and		Number of
Principal Residence Address	Date of Sale or Purchase	Shares

Stephen A. Kemper 455 W. Main Street Bellevue, OH 44811	Purchase on February 10, 2004 Purchase on February 7, 2006	300 332

Daniel W. Lease 2276 East State Street Fremont, OH 43420	Purchase on August 19, 2004	500

Allan E. Mehlow 2569 Fangboner Road	Purchase monthly through the Bank’s 401(k) plan	212
Fremont, OH 43420

J. Terrence Wolfe 1305 McPherson Blvd. Fremont, OH 43420	No transactions	N/A

Claude E. Young 2242 South SR 19 Green Springs, OH 44836	Purchase on May 5, 2005 Purchase on August 10, 2005	100 100

Gary L. Zimmerman 133 Wisteria Drive Fremont, OH 43420	No transactions	N/A
     Information regarding ownership of the Company’s shares by “associates” (as such term is defined by Rule 14a-1(a) of the Exchange Act) of the above named directors is included in this Proxy Statement in the footnotes to the section entitled “Security Ownership of Certain Beneficial Owners and Management.”
NOMINATION OF DIRECTORS
Nomination Process
     The Company does not currently have a separate nominating committee of the Board of Directors. Instead, all of the independent directors of the Company meet in executive session to consider and recommend nominees for election or re-election to the Board of Directors of the Company. The Company has determined that each of the following directors qualifies as an “independent director” under Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers: Michael D. Allen Sr., James E. Bowlus, Claire F. Johansen, John P. Keller, Stephen A. Kemper, Daniel W. Lease, J. Terrence Wolfe, Claude E. Young and Gary L. Zimmerman.
     The Board of Directors believes that the independent directors as a group are able to perform the nominating functions in a fair and impartial manner. As a result, the Board of Directors believes it is unnecessary to create a separate nominating committee of the Board of Directors at this time.
     In September of 2005, the Board of Directors adopted a written policy governing the nomination of candidates for election to the Board of Directors of the Company. A copy of the nomination policy is attached to this Proxy Statement as Appendix A. Pursuant to the nomination policy, individuals who are nominated for election to the Board of Directors must possess certain minimum qualities, including personal integrity, ethical character, sound judgment and a general appreciation and understanding of the major issues facing public companies of a size and operational scope similar to the Company. In addition, the nomination policy requires the independent directors to consider the contributions that a candidate can be expected to make to the collective functioning of the Board of Directors based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board of Directors at the time and other relevant circumstances.
     The independent directors consider nominees proposed by shareholders of the Company in the same manner as nominees proposed by the Board of Directors. Article Two of the Regulations prescribes the method by which a shareholder may nominate a candidate for election to the Board of Directors. Nominations for the election of directors at an annual meeting, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be received by the Secretary of the Company on or before the December 31st immediately preceding the annual meeting, or within a reasonable time as determined by the Board of Directors. Such notification must contain the following information:
•	The name, age, business or residence address of each nominee;

•	The principal occupation or employment of each nominee;

•	The number of common shares of the Company owned beneficially and/or of record by each nominee; and

•	The length of time each nominee has owned such shares.
     The rules enacted by the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002 require the Company to disclose in the proxy statement for its annual meeting the name of a candidate nominated by a shareholder or group of shareholders, the name of the shareholder or group of shareholders nominating such candidate and whether the independent directors chose to nominate the candidate if each of the following requirements are satisfied:
•	The shareholder nomination is received by the Company no later than the 120th calendar day before the first anniversary of the date on which the Company mailed its proxy statement to shareholders for the previous year’s annual meeting;

•	The shareholder or group of shareholders making the recommendation have owned more than 5% of the Company’s outstanding common shares for at least one year as of the date the recommendation is made;

•	The shareholder or group of shareholders making the recommendation, if not registered holders, provide proof to the Company that the shareholder or group satisfy the required ownership percentage and holding period as of the date of recommendation; and

•	The Company receives the written consent of both the nominating shareholder or group and the candidate with respect to the disclosure in the Company’s proxy statement.
     It has been the policy of the Board of Directors, both before and after the SEC adopted its rule on shareholder nominations, to disclose in the proxy statement for its annual meeting the name of any candidate nominated by a shareholder or group of shareholders in accordance with Article Two of the Regulations of the Company.
Shareholder Nominations
     Jared E. Danziger and Samuel R. Danziger have nominated Nathan G. Danziger for election as a director at the Annual Meeting. Although the nomination of Mr. Danziger does not meet the requirements of the SEC rules, the nomination was made in accordance with Article Two of the Regulations of the Company. The Company’s

historical practice has been to include information in the Proxy Statement regarding any candidates nominated in accordance with Article Two of the Regulations, even though Article Two does not require the inclusion of such information. Consistent with this historical practice, the Company has included information regarding the nomination of Nathan G. Danziger in this Proxy Statement.

The proposed Nominee is as follows:

Nathan G. Danziger, 3014 Pembroke Drive, Toledo, Ohio 43606
Age: 65
Occupation: Chartered Life Underwriter (CLU)
Ownership of the Company’s common shares: 2,889 shares owned of record for over one year
     The proxy card included with this proxy statement lists only those individuals nominated by the Company’s Board of Directors and does not include Nathan G. Danziger. The Company intends to oppose any effort by Jared E. Danziger, Samuel R. Danziger and Nathan G. Danziger (the “Danzigers”) to elect Nathan G. Danziger, including any proxy solicitation by the Danzigers.
     The Board of Directors and management of the Company oppose the election of Nathan G. Danziger because they do not believe that the election of Mr. Danziger would be in the best interests of the Company and its shareholders as a group. The Board of Directors believes that Mr. Danziger’s goals and strategies for the Company, as expressed in past proxy solicitation materials, and certain proposals supported by Mr. Danziger, including a proposal in 1999 to pursue a merger of the Company, are contrary to the best interests of the Company and its shareholders as a group.
     The Company estimates that it will spend approximately $3,000 in additional solicitation costs in opposing the proxy solicitation by Mr. Danziger. This estimate includes attorneys fees and printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC and the preparation of additional disclosures in the Proxy Statement as required by SEC rules governing proxy contests. This estimate excludes amounts normally expended by the Company in preparing its proxy solicitation materials in the absence of a proxy contest and the costs represented by salaries and wages of regular employees and officers of the Company engaged in the solicitation process. Also, these costs do not include any costs associated with any potential litigation that may arise in connection with the proxy solicitation. In the event the Company hires a proxy solicitation firm to assist with soliciting proxies on behalf of the Board of Directors, the Company could spend up to $15,000 in additional solicitation costs.
     The Board of Directors recommends that the Company’s shareholders vote AGAINST the election of Nathan G. Danziger at the Annual Meeting and in connection with any proxy solicitation by the Danzigers.
EXECUTIVE OFFICERS
     The following are the Executive Officers of the Company and the Bank, all of whom are elected annually and serve at the pleasure of the Board of Directors of the Company and the Bank:

Name	Age	Position and Business Background
Jodi A. Albright	42	Ms. Albright is Vice President/Retail Services Manager of the Bank and has served in such position since November 2001. She previously served as Vice President/Chief Deposit Officer at Clyde Savings Bank, Fremont, Ohio, from 1998 to 2001.

Name	Age	Position and Business Background
Thomas J. Elder Jr.	58	Mr. Elder is Vice President/Chief Lending Officer of the Bank and has served in such position since October 2003. He joined the bank in February 2003 as Vice President/Commercial & Agricultural Loan Officer. He previously served as President/CEO/Senior Loan Officer at Exchange Bank, Luckey, Ohio, from 1995 to 2002.

Steven C. Futrell	60	Mr. Futrell is President/Chief Executive Officer of the Company and the Bank and has served in such position since May 2001. He previously served as Vice President of Small Business Lending at KeyBank, Dayton, Ohio, from 1999 to 2001.

John C. Hoffman	51	Mr. Hoffman is Assistant Treasurer of the Company and has served in such position since March 2006. He joined the Bank in 1973 and served as Special Operations Officer from February 2000 to November 2001, and as Controller since November 2001.

Barry F. Luse	53	Mr. Luse is Vice President/Trust Officer of the Bank and has served in such position since 1993. He joined the Bank in 1990 and served as Trust Officer of the Bank from 1990 to 1993. He has also served as Secretary of the Company since March 2001. Mr. Luse is a lawyer and has been a member of the Ohio Bar since 1983.

Allan E. Mehlow	51	Mr. Mehlow served as Senior Vice President/Chief Financial Officer of the Bank from November 2001 to February 2006. He joined the Bank in 1975 and served as Vice President/Chief Operating Officer of the Bank from 1999 to 2001, and as Vice President/Chief Financial Officer from 1993 to 1999. He also served as Vice President/Treasurer of the Company from October 2001 to February 2006 and as Vice President/Chief Operating Officer of the Company from May 2000 to October 2001. Mr. Mehlow resigned as an officer of the Company and the Bank effective as of February 20, 2006.
TRANSACTIONS INVOLVING MANAGEMENT
     During the Company’s 2005 fiscal year, the Bank entered into banking-related transactions in the ordinary course of business with certain executive officers, directors and principal shareholders of the Company (including certain executive officers of the Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank. These loans have been, and are presently, subject to no more than the normal risk of collectibility and present no other unfavorable features. The outstanding principal balance of loans to directors, executive officers and principal shareholders of the Company (including certain executive officers of the Bank) and their associates as a group at December 31, 2005, was $1,955,079. As of the date of this proxy statement, all of these loans were performing loans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     John P. Keller, Daniel W. Lease and Claude E. Young served as members of the Compensation Committee during the 2005 fiscal year. No member of the Compensation Committee was an officer or employee of the Company or the Bank during the 2005 fiscal year, and no member of the Compensation Committee is a former officer of the Company or the Bank.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION
     The Board of Directors of the Bank has a Compensation Committee that functions as the Compensation Committee for the Company and the Bank and is comprised of John P. Keller, Daniel W. Lease and Claude E. Young, all of whom are independent directors. A primary function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salary, bonus and other cash compensation to be paid to, and the other benefits to be received by, the President/Chief Executive Officer of the Company, Steven C. Futrell, and the other executive officers of the Company and the Bank. The Compensation Committee met a total of two (2) times during the 2005 fiscal year.
Compensation Policies Toward Executive Officers
     The Company’s executive compensation program is structured to provide competitive compensation based upon an employee’s job performance relative to the employee’s area of responsibility. To achieve this goal, the Compensation Committee recommends salaries to the independent members of the Board of Directors that are competitive with salaries for comparable positions at other banks and bank holding companies of comparable size and performance. Although the 2002 Stock Option Plan was adopted at the 2002 Annual Meeting, no awards have been granted under the plan.
     To aid in establishing accurate peer group comparison data, the Compensation Committee employs the services of an outside consulting firm and also uses compensation surveys provided by Watson Wyatt, the Employer’s Association of Toledo and the Ohio Bankers League.
     When recommending an individual’s salary within the range indicated by the peer group comparison data for the individual’s level of responsibility, the Compensation Committee primarily considers the employee’s job performance and contribution to the objectives of the Company. These latter factors are determined in the subjective judgment of the Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer for other executive officers of the Company and the Bank. To a lesser extent, the Compensation Committee also considers local and national economic conditions and future business prospects of the Bank in setting salary levels for executive officers.
     The Compensation Committee’s recommendation for Mr. Futrell’s 2006 salary was based upon the previously noted criteria. In evaluating Mr. Futrell’s performance, the Compensation Committee solicited input from all Board members and considered the following factors, among others: organizational skills, planning, communication, business development, job knowledge, interaction with Board of Directors, leadership of management team, compliance with laws and regulations, and accomplishments.
Submitted by the members of the Compensation Committee.
John P. Keller, Daniel W. Lease & Claude E. Young

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary of Cash and Certain Other Compensation
     The following table contains information regarding the salary, bonus and other compensation paid to or earned by Steven C. Futrell, the Company’s President/Chief Executive Officer, and Allan E. Mehlow, the Company’s former Vice President/Treasurer, for the last three fiscal years. The Company had no other officers or employees whose salary plus bonus exceeded $100,000 during the 2005 fiscal year.
SUMMARY COMPENSATION TABLE

Name and				Other Annual	All Other
Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Compensation (3)	Compensation ($)(4)
Steven C. Futrell,	2005	$185,200	N/A	$8,731	$13,159
President/Chief Executive Officer of	2004	$184,108	N/A	$8,372	$13,111
the Company and the Bank	2003	$171,423	$25,000	$8,072	$14,646
Allan E. Mehlow, Vice President/ Treasurer of the Company	2005	$131,141	N/A	N/A	$15,559
and Senior Vice President/Chief Financial	2004	$129,700	N/A	N/A	$17,250
Officer of the Bank (5)	2003	$121,057	$15,000	N/A	$19,049

(1)	The salary amounts noted in 2004 reflect 27 pay periods during the year. The 2005 and 2003 salary amounts reflect 26 pay periods during the year. Mr. Futrell’s salary includes fees received by him for services as a director of the Company and the Bank of $8,400 in 2005, $7,800 in 2004 and $7,800 in 2003. Mr. Mehlow’s salary includes fees received by him for services as a Director of the Company and the Bank of $8,400 in 2005, $7,800 in 2004 and $7,800 in 2003.

(2)	A Bonus of $25,000 was accrued in 2002 and paid to Mr. Futrell in 2003. A Bonus of $15,000 was accrued in 2002 and paid to Mr. Mehlow in 2003.

(3)	Other annual compensation for Mr. Futrell consists of club dues paid by the Bank in 2005, 2004 and 2003. No other annual compensation was provided to Mr. Mehlow for services to the Company or the Bank during 2005, 2004 or 2003 in an amount sufficient to require disclosure.

(4)	All other compensation for Mr. Futrell consists of contributions by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Futrell in the amount of $13,159 in 2005, $13,111 in 2004 and $14,646 in 2003. All other compensation for Mr. Mehlow consists of contributions by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Mehlow in the amount of $8,932 in 2005, $8,985 in 2004 and $9,236 in 2003. It also includes contributions by the Bank to the Executive Supplemental Retirement Plan on behalf of Mr. Mehlow in the amount of $6,627 in 2005, $8,265 in 2004 and $9,813 in 2003. The Bank also provided life insurance benefits to Messrs. Futrell and Mehlow pursuant to a group term life insurance plan that does not discriminate in scope, terms or operation in favor of executive officers or directors and is available generally to all full-time employees of the Bank.

(5)	Mr. Mehlow resigned as Vice President/Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank effective as of February 20, 2006.
Employment Agreements and Severance Arrangements
     The Bank entered into an Employment Agreement with Mr. Futrell on April 16, 2004, with respect to his service as President/Chief Executive Officer of the Company and the Bank (the “Futrell Agreement”). The Futrell Agreement provides for an initial term of three years. After the initial three-year term, the Futrell Agreement will remain in effect unless and until (a) the Bank enters into a new agreement with Mr. Futrell, (b) the Bank and Mr. Futrell execute a written extension of the Futrell Agreement, or (c) either the Bank or Mr. Futrell elects not to enter into a new agreement or extend the Futrell Agreement and gives notice of such election to the other party.
     Pursuant to the Futrell Agreement, Mr. Futrell is entitled to receive an annual base salary, which is subject to periodic adjustment, and to participate in the various employee benefit plans, programs and arrangements available to senior officers of the Bank. Upon certain types of termination of employment, including a termination by the Bank without “cause” (as defined in the Futrell Agreement) or a termination by Mr. Futrell constituting “good reason” (as defined in the Futrell Agreement), Mr. Futrell will be entitled to receive certain severance benefits, including a payment equal to two times his annual base salary. If Mr. Futrell is terminated by the Bank without cause in connection with a merger or other change in control transaction, the amount of Mr. Futrell’s severance payment will increase to three times his annual base salary.
     The Futrell Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Futrell from disclosing confidential proprietary information about the Bank and from competing with the Bank during the term of his employment and, if his employment is terminated by the Bank for cause or by Mr. Futrell for other than good reason, for an additional two years thereafter.
     On February 27, 2006, the Company entered into a Part-Time Employment and Consulting Agreement with Allan E. Mehlow (the “Mehlow Agreement”) in connection with Mr. Mehlow’s resignation as Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank. Pursuant to the Mehlow Agreement, Mr. Mehlow agreed to assist the Company in the process of recruiting and employing a new Chief Financial Officer and addressing the financial and auditing needs of the Company during the transition to the new Chief Financial Officer. Mr. Mehlow agreed to devote at least seven (7) hours per business day to the Company as a part-time employee through March 5, 2006, and thereafter to serve as a consultant to the Company on an as-needed basis until May 10, 2006. In exchange for providing the services contemplated by the Mehlow Agreement, Mr. Mehlow is entitled to receive compensation from the Company at the rate of $61.78 per hour.
Executive Supplemental Retirement Plan
     The Bank maintains a non-qualified Executive Supplemental Retirement Plan (the “Retirement Plan”) for the benefit of certain executive officers and former executive officers of the Bank. Currently, there are five (5) participants in the Retirement Plan. Pursuant to the Retirement Plan, the Bank makes an annual contribution to an account established for each participant. The amount of the annual contribution is tied to the amount of the Bank’s earnings on certain life insurance contracts.
     Each participant in the Retirement Plan is entitled to receive the balance in his retirement account in ten equal annual installments following (a) the participant’s retirement upon reaching the normal retirement age of 65 or the early retirement age of 62 or (b) termination of the participant’s employment as a result of a disability. In the event a participant is discharged without “cause” prior to reaching the age of 65, then the participant is entitled to receive a percentage of his retirement account based on his total years of service to the Bank. If the participant dies prior to receiving the full amount of his retirement account, then the unpaid balance is paid in a lump sum to the participant’s beneficiaries.
     Each participant in the Retirement Plan is also entitled to receive an index retirement benefit tied to the benefits payable under certain life insurance contracts. The index retirement benefit is payable annually until the participant’s death, commencing (a) immediately following retirement upon reaching the normal retirement age, (b) in the event of the participant’s early retirement, following the participant reaching the age of 65, or (c) immediately following the termination of the participant’s employment as a result of a disability. In the event a participant is discharged without “cause” prior to reaching the age of 65, then the participant is entitled to receive a percentage of the index retirement benefit (upon reaching the age of 65) based on his total years of service to the Bank.
     Following a change in control of the Company, if a participant is subsequently discharged without “cause,” the participant is entitled to all benefits under the Retirement Plan upon reaching the age of 62. A participant forfeits all benefits under the Retirement Plan if discharged by the Bank at any time for cause or voluntarily terminates the participant’s employment with the Bank prior to reaching the age of 62.
     In recognition of the benefits provided under the Retirement Plan, each participant agrees that, if they accept early retirement benefits, the participant will not compete with the Bank, disclose any confidential information of the Bank, or solicit any of the Bank’s employees for a specified period of time.
Supplemental Death Benefit Agreements
     Pursuant to the terms of the Supplemental Death Benefit Agreements entered into between the Bank and three (3) of its executive officers, the Bank has agreed to make a lump sum payment of $25,000 to each executive officer’s beneficiaries upon their death. The supplemental death benefit will be forfeited in the event the executive officer is terminated by the Bank at any time for “cause.”
Directors’ Compensation
     During the 2005 fiscal year, each director of the Bank received a fee of $700 for each Bank Board of Directors meeting attended and a fee of $250 for each committee meeting attended. No compensation was paid for meetings of the Company’s Board of Directors. Directors who are also officers of the Company or the Bank do not receive compensation for attendance at any committee meeting.
AUDIT COMMITTEE
     Audit Committee: The Board of Directors has an Audit Committee that is comprised of Michael D. Allen Sr., Daniel W. Lease and Gary L. Zimmerman. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter was attached to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders.
     The function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company, the annual audits of the Company’s financial statements and the Company’s internal audit function; to review the adequacy of the Company’s system of internal controls; to select, retain and oversee the Company’s independent auditor; and to establish procedures for the receipt and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters. In addition, the Audit Committee reviews and preapproves all audit and permitted non-audit services to be performed by the Company’s independent auditor. The Audit Committee met five (5) times during the 2005 fiscal year.
     Audit Committee Independence: The Company’s Board of Directors reviewed the relationships among the Company and the three members of the Audit Committee, Mr. Allen, Mr. Lease and Mr. Zimmerman, and

determined that all three members of the Audit Committee are independent and are able to exercise independent judgment in carrying out their responsibilities as directors and as members of the Audit Committee. In making such determination, the Company relied upon the definition of an “independent director” under Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers.
     Audit Committee Financial Expert: The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee and, if the company has an “Audit Committee Financial Expert,” whether that person is independent. The Board of Directors has determined that Mr. Lease (a) is an “Audit Committee Financial Expert” as defined in the SEC rule and (b) qualifies as an “independent director” under Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers.
     Audit Committee Report: The Audit Committee oversees the Company’s accounting and financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
     The Company’s independent auditor is responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee met with the internal and independent auditors, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee reviewed and discussed with the independent auditor all matters required by the standards of the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 61.
     The Audit Committee has received from the Company’s independent auditor the written disclosures and a letter describing all relationships between the independent auditor and the Company and its subsidiary that might bear on the independent auditor’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with the Company’s independent auditor any relationships with or services to the Company or its subsidiary that may impact the objectivity and independence of the independent auditor, and the Audit Committee has satisfied itself as to the independence of the Company’s independent auditor.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.
Submitted by the members of the Audit Committee.
Michael D. Allen Sr., Daniel W. Lease, Chairman, & Gary L. Zimmerman
NOMINATING COMMITTEE
     Neither the Company nor the Bank has a nominating committee. Instead, all nominating functions are carried out by the independent directors of the Company as a group. See “Nomination of Directors” beginning on page 7.

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED NUMBER OF COMMON SHARES
     Article FOURTH of the Amended Articles of Incorporation of the Company (the “Articles”) currently authorizes 3,000,000 shares, all of which are common shares, par value $12.50 per share. Of the 3,000,000 common shares currently authorized, 1,828,246 common shares were issued and outstanding as of March 17, 2006, and 85,863 common shares were held by the Company as treasury shares on such date. An additional 190,951 common shares of the Company are currently reserved for issuance under the 2002 Stock Option Plan, although no stock options have been granted under the 2002 Stock Option Plan.
     The Board of Directors has unanimously adopted a resolution authorizing and approving an amendment to Article FOURTH of the Articles to increase the authorized number of shares of the Company to 6,000,000 common shares, par value $12.50 per share. The Board of Directors believes that the increase in the number of authorized common shares from 3,000,000 to 6,000,000 will provide the Company with additional flexibility to issue additional common shares to meet future business and financial needs and is, therefore, in the best interests of shareholders. The additional common shares may be used for various purposes, including the following:
•	Share distributions and dividends;

•	Acquisitions and mergers;

•	Public offerings and other capital raising transactions;

•	Stock-based employee benefit plans; and

•	Other proper business purposes.
     The proposed increase in the authorized number of common shares would enable the Board of Directors to issue additional authorized common shares as such needs arise without further shareholder approval, except to the extent otherwise required by the Ohio General Corporation Law, state and federal securities laws, or the rules of any securities exchange on which the Company’s common shares are then listed. There are no present plans to issue any of the additional common shares to be authorized by the proposed amendment to Article FOURTH, nor are there any pending negotiations, agreements or understandings with any third party which would involve the issuance of any of the additional common shares. The Board of Directors does not intend to issue any of the additional common shares except on terms which the Board of Directors deems to be in the best interests of the Company and its shareholders.
     The additional common shares to be authorized by the proposed amendment to Article FOURTH will have rights identical to the issued and outstanding common shares of the Company. Adoption of the proposed amendment and issuance of the additional common shares will not affect the rights of the holders of issued and outstanding common shares, except for effects incidental to increasing the number of common shares outstanding. Existing shareholders will have no preemptive rights to purchase any common shares issued in the future.
     The proposed increase in the authorized number of common shares could be deemed to have an anti-takeover effect by discouraging an attempt by a third party to acquire control of the Company because the Company could issue the additional authorized common shares in an effort to dilute the common share ownership of the person seeking to obtain control or increase the voting power of persons who would support the Board of Directors in opposing the takeover attempt. The proposal to increase the authorized number of common shares is not in response to any effort of which the Company is aware to obtain control of the Company.
     Moreover, the proposed amendment is not part of a plan by the Company to adopt other measures having potential anti-takeover effects. The Articles and Regulations of the Company currently include, however, the following provisions which may be considered to have anti-takeover effects: (a) the classification of the Board of Directors into three classes, with one class of directors being elected each year; (b) the elimination of cumulative voting in the election of directors; (c) the requirement that shareholder nominations for election to the Board of Directors be made in writing and delivered or mailed to the secretary of the Company within specified timeframes; and (d) the requirement that directors may be removed only by the affirmative vote of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the Company at an election of directors.
     The Board of Directors recommends that the shareholders vote for the adoption of the proposed amendment to Article FOURTH of the Articles to increase the authorized number of common shares to 6,000,000. Accordingly, the shareholders of the Company will be asked to adopt the following resolution at the Annual Meeting:
RESOLVED, that Article FOURTH of the Amended Articles of Incorporation of Croghan Bancshares, Inc. be, and it hereby is, amended to read as follows:
FOURTH, the authorized number of shares of the corporation shall be 6,000,000, all of which shall be common shares, par value $12.50 per share.
     If the proposed amendment to Article FOURTH is adopted by the shareholders at the Annual Meeting, the amendment will become effective upon the filing of a Certificate of Amendment to the Articles with the Ohio Secretary of State. Such filing is expected to be accomplished as promptly as practicable following the Annual Meeting.
     ADOPTION OF THE AMENDMENT TO THE ARTICLES TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES OF THE COMPANY REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS (2/3) OF THE OUTSTANDING COMMON SHARES OF THE COMPANY. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSED AMENDMENT TO ARTICLE FOURTH. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, FOR THE PROPOSED AMENDMENT TO ARTICLE FOURTH.
SHAREHOLDER PROPOSALS
     Any qualified shareholder who desires to present a proposal for consideration at the 2007 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before December 4, 2006, and otherwise meets the requirements of applicable state and federal law, the proposal will be included in the proxy statement and form of proxy of the Company relating to its 2007 Annual Meeting of Shareholders. If a shareholder intends to present a proposal at the 2007 Annual Meeting, but has not sought the inclusion of such proposal in the Company’s proxy materials, such proposal must be received by the Company on or before February 16, 2007, or the Company’s management proxies for the 2007 Annual Meeting will be entitled to use their discretionary voting authority if such proposal is then raised at the meeting, without any discussion of the matter in the Company’s proxy materials.
     Nathan G. Danziger, Jared E. Danziger and Samuel R. Danziger have submitted the following shareholder proposals for inclusion in this 2006 Proxy Statement. The Board of Directors of the Company strongly recommends a vote AGAINST each of these shareholder proposals because the directors believe that such proposals are not in the best interests of the Company and its shareholders as a group.

SHAREHOLDER PROPOSAL – ELIMINATION OF THE DIVISION
OF DIRECTORS INTO SEPARATE CLASSES
     Nathan G. Danziger, 3014 Pembroke Drive, Toledo, Ohio 43606, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2006 Annual Meeting, has submitted the following proposal and supporting statement for inclusion in this proxy statement and states his intention to present the same at the 2006 Annual Meeting:
RESOLVED: that the shareholders of Croghan Bancshares, Inc., urge the Board of Directors to take the steps necessary, in compliance with applicable law, to reorganize itself into one class so that each Director stands for election each year commencing at the first annual meeting after the adoption of this resolution.
SUPPORTING STATEMENT SUBMITTED BY NATHAN G. DANZIGER
     “Is accountability by the board of directors important to shareholders? As the owner of 2,889 shares of the Corporation’s common stock, I think accountability is of paramount importance. This is why I am again sponsoring this proposal which, if passed, would urge the board to reorganize itself so that each director stands before the shareholders for re-election each year. This proposal received the support of approximately 9% of the shareholders voting for/against this proposal at last year’s annual meeting.
     This proposal would eliminate the Company’s so called “classified board”, whereby the directors are divided into three classes, each serving a three-year term. By classifying itself, a board insulates its members from immediate accountability. By way of contrast, a declassified board would stand for election in its entirety every year. I believe that good corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better.
     If the proposal receives a majority support and is adopted by the board, shareholders would have the opportunity to register their views at each annual meeting – on performance of both the board as a whole and on the performance of each director as an individual. I urge you to join me in VOTING TO DECLASSIFY the terms of election as a powerful tool for accountability.
     I URGE YOUR SUPPORT FOR THIS PROPOSAL.”
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
     This shareholder proposal is identical to the proposals submitted by Nathan G. Danziger, which were rejected by the shareholders of the Company at the 2002, 2003, 2004 and 2005 Annual Meetings. At each of those Annual Meetings, the proposal received the support of less than 14% of the outstanding shares of the Company and less than 20% of the votes cast. The table below summarizes the votes received in support of the proposal at each of the previous Annual Meetings.

	Votes In Favor of Proposal
	Percentage of	Percentage of
Year	Outstanding Shares	Votes Cast
2005	5.1%	8.3%

2004	7.6%	12.1%

2003	12.2%	19.7%

2002	13.1%	18.6%
     At the 2000 Annual Meeting, the Company’s shareholders approved by 64.3% of the outstanding shares of the Company and 81.8% of the votes cast at the meeting an Amended and Restated Code of Regulations which divided the directors of the Company into three classes. The Proxy Statement for the 2000 Annual Meeting stated that dividing the Board of Directors into classes was in the best interest of shareholders because the division would help assure continuity and stability in the Company’s leadership and policies. The classification of the Board of Directors is a common practice that has been adopted by numerous public companies and is specifically authorized by Ohio law.
     The Board of Directors continues to believe that a classified Board of Directors is in the best interests of the Company and its shareholders as a group. Classification provides greater continuity and stability in the Company’s leadership and policies because at least two-thirds of the directors continue to serve after the election of a new class in office each year. Directors who have experience and familiarity with the business affairs and operations of the Company are better suited to make long-term strategic decisions for the Company. The Board of Directors believes such long-term decisions contribute to long-term value for shareholders.
     Although the Board of Directors acknowledges that the annual election of directors could provide greater accountability for shareholders, the Board of Directors believes that the classified election process provides shareholders an effective means to communicate their views with respect to the performance of the Company and the Board of Directors. One-third of the directors of the Company must stand for election at each annual meeting, and the shareholders retain their ability to replace incumbent directors or to propose alternate nominees for the class of directors to be elected at each annual meeting. Accordingly, the Board of Directors does not believe that a classified Board of Directors insulates the Board of Directors from accountability. In fact, it is important to note that since this proposal was first submitted at the 2002 Annual Meeting, every single director of the Company has been re-elected by the shareholders at least once.
     The Board of Directors believes that a classified Board of Directors will assist in protecting the interests of the Company’s shareholders in the event of an unsolicited offer for the acquisition of or merger with the Company. Because it would typically take at least two annual meetings to make a change in control of the Board of Directors, persons seeking to gain control of the Company are more likely to negotiate an arms-length transaction with the Company, rather than seek to elect new directors who would approve an offer deemed inadequate by long-term directors. Thus, the Board of Directors believes that a classified Board of Directors places it in a better position to act to maximize the value of a potential acquisition or merger to all shareholders.
     Conversely, as explained in the Company’s Proxy Statement for the 2005 Annual Meeting, a classified board will tend to discourage certain tender offers, including perhaps some tender offers that shareholders may feel would be in their best interests. As an Ohio corporation, the Company is also subject to the provisions of Section 1701.831 of the Ohio Revised Code (commonly referred to as the “Ohio Control Share Acquisition Statute”), Chapter 1704 of the Ohio Revised Code (commonly referred to as the “Ohio Merger Moratorium Statute”) and the tender offer regulations of the Ohio Division of Securities. The Corporation is also the sole shareholder of an Ohio chartered bank and, as such, is subject to the provisions of Chapter 1115 of the Ohio Revised Code governing bank acquisitions and reorganizations. These statutes and regulations provide the Company with certain protections from hostile takeovers. Additionally, the Company’s Articles of Incorporation do not permit shareholders to cumulate votes in the election of directors, which could prevent a substantial minority interest in the Company from being able to assure the election of a representative to the Board of Directors.
     This proposal is only a recommendation that the Board of Directors take the necessary steps to declassify the Board of Directors. The declassification of the Board of Directors requires the adoption of an amendment to the Company’s Regulations by a majority vote of the shareholders. If this resolution is approved by the shareholders, the Board of Directors will consider whether to submit a proposal to amend the Regulations of the Company at the 2007 Annual Meeting to declassify the Board of Directors.
     For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.
     APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.
SHAREHOLDER PROPOSAL – CHAIRMAN OF THE BOARD
     Jared E. Danziger, 45 W. 67th Street, New York, New York 10023, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2006 Annual Meeting, has submitted the following proposal and supporting statement for inclusion in this proxy statement and states his intention to present the same at the 2006 Annual Meeting:
RESOLVED: that the shareholders urge the Board of Directors to adopt policy that, there be elected from them a Chairman of the Board, that the Chairman of the Board and Chief Executive Officer (CEO) be two different individuals and that the Chairman be an independent, outside director, elected by the Directors.
SUPPORTING STATEMENT SUBMITTED BY JARED E. DANZIGER
     “Supporters of an independent Chairman of the Board point out that one of the Board’s primary responsibilities is monitoring management, including evaluating and, if necessary, terminating the employment of the CEO. The effectiveness and vigilance of such monitoring will be impaired if there is no recognizable person as Chairman of the Board or Lead Director, as at present. It appears that the person leading the board is the President/CEO and this should not be the case as the President/CEO should be subordinate to the board. The failure to appoint a Chairman of the Board or Lead Director appears to be an intentional effort to avoid recognized good corporate governance practice. This proposal received the support of approximately 9% of the shareholder voting for/against this proposal at last year’s annual meeting.
     I URGE YOUR SUPPORT FOR THIS PROPOSAL.”

RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
     This shareholder proposal is identical to the proposals submitted by Jared E. Danziger at the 2004 and 2005 Annual Meetings. At each of those Annual Meetings, the proposal received the support of less than 6% of the outstanding shares of the Company and less than 9% of the votes cast. The table below summarizes the votes received in support of the proposal at each of the previous Annual Meetings.

	Votes In Favor of Proposal
	Percentage of	Percentage of
Year	Outstanding Shares	Votes Cast
2005	5.0%	8.0%
2004	5.6%	8.9%
     As stated in the Proxy Statement for the 2004 and 2005 Annual Meetings, the Board of Directors disagrees with Mr. Danziger’s assertion that an independent Chairman of the Board is necessary to effectively monitor and evaluate the Company’s management. The Company’s current Board of Directors is comprised of 11 members, 9 of whom are independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Security Dealers. The independent members of the Board of Directors meet regularly in executive session to discuss matters related to the performance of the Chief Executive Officer and other executive officers of the Company. Furthermore, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, annually evaluates the performance of the Chief Executive Officer and other executive officers of the Company and the Bank.
     The Board of Directors continues to believe that the adoption of a rigid policy requiring the election of an independent Chairman of the Board would be inappropriate. Instead, the Board of Directors believes that there should be flexibility to determine, based upon consideration of the relevant Board dynamics and all other facts and circumstances, which alternative is in the best interest of the Company. The Board of Directors has evaluated, and will continue to evaluate, various alternatives, including the election of a Chairman, the election of a “lead independent director,” or the election of both a Chairman and a “lead independent director.” At this time, however, the Board of Directors has determined that the appointment of a Chairman and/or a lead independent director is not necessary for the effective functioning of the Board.
     For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.
     APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.
SHAREHOLDER PROPOSAL – PERFORMANCE-BASED COMPENSATION SYSTEM
     Samuel R. Danziger, 7740 Camino Real, Miami, Florida 33143, claiming that he has owned for more than one year common shares of the Company with a market value in excess of $2,000 and that he will continue to hold the same through the date of the 2006 Annual Meeting, has submitted the following proposal and supporting statement for inclusion in this proxy statement and states his intention to present the same at the 2006 Annual Meeting:

RESOLVED: that the Shareholders of Croghan Bancshares, Inc., (the “Company”) hereby request that the Company’s Board of Directors take the necessary steps to establish a performance-based senior executive compensation system that focuses the three most highly-paid members of management on advancing the long-term success of the Company. To demonstrate that such steps have been taken, the Compensation Committee Annual Report include in the Company’s annual report to Shareholders the specific performance criteria and should the specific target that must be achieved to satisfy that performance criteria.
SUPPORTING STATEMENT SUBMITTED BY SAMUEL R. DANZIGER
     “Over the past several years I have been disappointed in the financial performance of the corporation. The corporation’s present performance system doesn’t get the job done thus the need to focus only on senior executives. For this statement I focus just two of many performance criteria which the Compensation Committee may chose; I chose a lack of asset growth and lackluster share valuation growth of Bancshares by the stock market. For example, from December 31, 1998 to December 31, 2004 the assets increased from $350,000,000 to $417,000,000, or only about 3% per year (which appears to be no more than the rate of inflation). Equally disappointing is the reported NASDAQ share price for December 31, 1998 of $29.00 per share and the NASDAQ reported share price for December 31, 2004 of $36.50 (an increase per year at less than the rate of inflation). [The foregoing annual year end amounts are the latest available at the time this proposal is prepared]. Establishment of performance based criteria for senior management, separate and apart from the corporations general employees performance system, and reporting to the shareholders annually senior management performance as a part of the Compensation Committee’s Report would be beneficial to the shareholders in their evaluation of the Directors who must stand for election. A similar proposal received the support of approximately 9% of the shareholders voting for/against this proposal at last year’s meeting.
     I URGE YOU TO VOTE FOR THIS PROPOSAL.”
RESPONSE IN OPPOSITION BY THE COMPANY’S BOARD OF DIRECTORS
     This shareholder proposal is identical to the proposals submitted by Samuel R. Danziger at the 2004 and 2005 Annual Meetings. At each of those Annual Meetings, the proposal received the support of less than 8% of the outstanding shares of the Company and less than 12% of the votes cast. The table below summarizes the votes received in support of the proposal at each of the previous Annual Meetings.

	Votes In Favor of Proposal
	Percentage of	Percentage of
Year	Outstanding Shares	Votes Cast
2005	4.8%	7.7%
2004	7.2%	11.4%
     As stated in the Proxy Statement for the 2004 and 2005 Annual Meetings, the Bank introduced a performance-based compensation system encompassing all employees effective January 1, 2003. The compensation system focuses on four primary areas of performance: growth, profitability, quality and productivity. The progress toward meeting the established goals is measured monthly and reported to the Board of Directors and staff members on a quarterly basis. The goals in each of the four primary areas are established at the start of the ensuing fiscal year and reflect the Bank’s overall strategic direction for that coming year. The goals are a collaborative effort involving management and the Bank’s Compensation Committee, and are subject to final review by the Board of Directors.
     The Board of Directors continues to believe that the Company’s current performance-based compensation system encompassing all employees, versus the implementation of a system that would involve only selected senior executives, provides a more conducive framework for success. The current system fosters greater teamwork and more fully facilitates widespread employee buy-in to the program. Under the current program all employees, including senior executives, stand to benefit when the Bank’s performance meets the established goals.
     For the foregoing reasons, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.
     APPROVAL OF THIS SHAREHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING. UNLESS OTHERWISE INDICATED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS SHAREHOLDER PROPOSAL.

INFORMATION CONCERNING INDEPENDENT AUDITORS
     The Board of Directors of the Company intends to appoint the firm of Clifton Gunderson LLP to serve as independent auditors for the Company for the 2006 fiscal year. Clifton Gunderson LLP has served as independent auditors for the Company since 1995. The Board of Directors expects that representatives from Clifton Gunderson LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
     In accordance with the Audit Committee Charter and the requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules, all services to be provided by Clifton Gunderson LLP are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, the pre-approval of services is provided by the full Audit Committee. In other cases, Daniel W. Lease, as Chairman of the Audit Committee, has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. All (100%) of the audit services, audit related services, tax services and other services provided by Clifton Gunderson LLP during 2005 were pre-approved by the Audit Committee.
     The Sarbanes-Oxley Act and related SEC rules prohibit the Company from obtaining certain non-audit services from its auditing firm in order to avoid potential conflicts of interest. The Company has not obtained any of these prohibited services from Clifton Gunderson LLP since these rules went into effect.
     The following table lists the fees that the Company paid or accrued for the audit and other services provided by Clifton Gunderson LLP for fiscal years 2005 and 2004.

	2005	2004
Audit Fees	$87,850	$82,055
Audit-Related Fees	18,800	14,600
Tax Fees	12,200	12,675
All Other Fees	0	0

	$118,850	$109,330

     Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of the annual “management letter” on internal control matters.
     Audit-Related Fees: This category consists of assurance and related services by Clifton Gunderson LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include the annual audit of the Bank’s 401(k) Profit Sharing Plan, including review of the related Form 11-K, and discussions and review of the accounting for the acquisition of The Custar State Bank, effective January 1, 2005.
     Tax Fees: This category consists of professional services rendered by Clifton Gunderson LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and miscellaneous technical tax advice.
     All Other Fees: None.

PERFORMANCE GRAPH
     The following graph is a comparison of the cumulative total shareholder return (change in share price plus reinvested dividends) through December 31, 2005 of an initial $100 investment on December 31, 2000 in (i) the common shares of the Company, (ii) the AMEX Stock Market (American Stock Exchange — U.S. Companies Stock Index), and (iii) the NASDAQ Bank Index. The comparisons in this table are required by the SEC. The cumulative return performance shown on the graph is not intended to forecast or be indicative of future performance.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
Prepared by the Center for Research in Security Prices
Produced on 01/23/2006 including data to 12/30/2005

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Croghan Bancshares, Inc.	100.00	122.1	150.0	192.0	220.7	231.8
AMEX Stock Market — U.S. Companies	100.00	93.1	76.1	103.0	119.0	128.8
NASDAQ Bank Stocks	100.00	108.3	110.8	142.6	163.2	159.4

Legend	CRSP Total Returns Index for:
■	Croghan Bancshares, Inc.
— — — —●	AMEX Stock Market — US Companies
- - - - - - - -▲	Nasdaq Bank Stocks
Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on 12/31/2000.

ANNUAL REPORT ON FORM 10-K
     The Company will provide without charge to any shareholder of record on March 17, 2006, upon the written request of any such shareholder, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company’s fiscal year ended December 31, 2005. Such written request should be directed to Barry F. Luse, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420, telephone number 419-332-7301.
REPORTS TO BE PRESENTED AT THE ANNUAL MEETING
     The Company’s Annual Report for the year ended December 31, 2005, containing financial statements for such year and the signed opinion of Clifton Gunderson LLP, independent certified public accountants, with respect to such financial statements will be presented at the Annual Meeting. The Company’s Annual Report is not to be regarded as proxy soliciting material, and the Company’s management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Annual Report.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 2006 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.
     IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

April 3, 2006	By Order of the Board of Directors,

/s/ Steven C. Futrell

Steven C. Futrell, President/Chief Executive Officer

Appendix A
CROGHAN BANCSHARES, INC.
POLICY FOR NOMINATIONS OF CANDIDATES FOR
ELECTION TO THE BOARD OF DIRECTORS
        The Board of Directors of Croghan Bancshares, Inc. (“Croghan”), believes that members of Croghan’s Board of Directors must possess certain basic personal and professional qualities in order to discharge their fiduciary duties properly, to provide effective oversight of the management of Croghan and to monitor Croghan’s adherence to principles of sound corporate governance. As a result, all persons nominated to serve as Directors to Croghan’s Board of Directors in accordance with the by-laws should possess the minimum qualifications described in this policy. However, in addition to such minimum qualifications, Croghan will consider the contributions that a candidate can be expected to make to the collective functioning of the Board of Directors based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board of Directors at the time and other relevant circumstances.
1.	Integrity. All candidates must be individuals of personal integrity and ethical character and individuals who value and appreciate such qualities in others.

2.	Absence of Conflicts of Interest. Candidates must not have any interests that would materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to Croghan and its shareholders.

3.	Fair and Equal Representation. Candidates must be able to represent fairly and equally all shareholders of Croghan without favoring or advancing any particular shareholder or other constituency of Croghan.

4.	Achievement. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor.

5.	Oversight. Candidates must have sound judgment, borne of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role.

6.	Business Understanding. Candidates must have a general appreciation and understanding of major issues facing public companies of a size and operational scope similar to Croghan. These include:
•	contemporary governance concerns;

•	regulatory obligations of a bank holding company, a bank and a public issuer;

•	strategic business planning;

•	competition in the financial institutions industry and in a global economy; and

•	basic concepts of corporate finance.
7.	Available Time. Candidates must have, and be prepared to devote, adequate time to the Board and its committees. Each candidate must be available to attend substantially all meetings of the Board of Directors and any Committees on which the candidate will serve, as well as Croghan’s Annual Meeting of Shareholders.

8.	Limited Exceptions. Under exceptional and limited circumstances, Croghan may approve the candidacy of a nominee who does not satisfy all of these requirements if the Board of Directors believes the service of such nominee is in the best interests of Croghan.

9.	Additional Qualifications. In approving candidates for election as director, Croghan will also assure the following:
•	At least a majority of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the principal stock market on which Croghan’s common shares are listed for trading;

•	At least three of the directors satisfy the financial literacy requirements required for service on the audit committee;

•	At least one of the directors qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission;

•	At least some of the independent directors have experience as senior executives of a public or substantial private company; and

•	At least some of the independent directors have general familiarity with an industry or industries in which Croghan conducts a substantial portion of its business or in related industries.
10.	Diversity. Croghan will seek to promote through the nominations process an appropriate diversity on the Board of Directors of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

2

REVOCABLE PROXY
CROGHAN BANCSHARES, INC.
323 Croghan Street
Fremont, Ohio 43420
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2006.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CROGHAN BANCSHARES, INC.
     The undersigned, having received notice of the 2006 Annual Meeting of Shareholders of Croghan Bancshares, Inc. to be held at 1:00 p.m., local time, on Tuesday, May 9, 2006, hereby designates and appoints James E. Bowlus, John P. Keller and Daniel W. Lease, and each of them, with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares, par value $12.50 per share, of Croghan Bancshares, Inc., that the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and at their discretion on any other business that may properly come before the Annual Meeting.
PLEASE MARK VOTES LIKE THIS ☒

		FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT	YOUR BOARD RECOMMENDS YOU VOTE:

1.	To elect the four directors listed below for terms expiring in 2009:	☐	☐	☐	FOR ALL NOMINEES

Michael D. Allen Sr., Claire F. Johansen, Stephen A. Kemper, and Claude E. Young

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided:

		FOR	AGAINST	ABSTAIN	YOUR BOARD RECOMMENDS YOU VOTE:

2.	To adopt an amendment to the Articles of Incorporation to increase the authorized number of common shares, $12.50 par value per share, of the Company from 3,000,000 to 6,000,000.	☐	☐	☐	FOR

3.	To adopt the Shareholder Proposal urging the Board of Directors to take the steps necessary to declassify the Board.	☐	☐	☐	AGAINST

4.	To adopt the Shareholder Proposal urging the Board of Directors to adopt a policy to elect an independent Chairman of the Board.	☐	☐	☐	AGAINST

5.	To adopt the Shareholder Proposal urging the Board of Directors to establish a performance-based senior executive compensation system.	☐	☐	☐	AGAINST

6.	At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.
PLEASE SEE REVERSE SIDE

     THIS PROXY WILL BE VOTED: (1) AS DIRECTED ON THE MATTERS LISTED ON THE REVERSE SIDE; (2) IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATION WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, INCLUDING, BUT NOT LIMITED TO, THE ELECTION OF ANY SUBSTITUTE NOMINEE RECOMMENDED BY THE DIRECTORS IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE.
     The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Annual Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Annual Meeting, by submitting a later-dated Proxy, or by attending the Annual Meeting in person and casting a ballot. The undersigned hereby revokes any Proxy previously given to vote such shares at the Annual Meeting.

Date

Signature of Shareholder

Signature of Shareholder

(Please sign this Proxy as your name appears on the stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

2